English Translation
Exhibit 10.25
Form of Power of Attorney
Principal: A
ID Card Number:
Domicile: B
Agent: Hangzhou Dianneng Technologies Co., Ltd.
Domicile: Room 105, Building 3, No.1197 Bin’an Road, Binjiang District, Hangzhou
Legal Representative: Tao Song
I, C, a Chinese citizen, hereby irrevocably authorize Hangzhou Dianneng Technologies Co., Ltd. (“Hangzhou Dianneng”) to exercise the following rights within the valid term hereof:
Authorize Hangzhou Dianneng or a qualified Chinese citizen designated by it (hereinafter referred to as the “Agent”) to act as the exclusive and sole agent of Principal in respect of the following matters:
Exercise all the voting power and other rights of Principal as a shareholder of Hangzhou Mijia Technologies Co., Ltd. (“Mijia Technologies”), including but not limited to acting as the authorized representative of Principal in appointing and electing officers of Mijia Technologies (e.g. directors, general manager, etc) at the shareholders’ meeting of Mijia Technologies.
Hangzhou Dianneng or its agent shall have the right to act for and on behalf of Principal within the scope of authorization in signing all the transfer documents necessary for performing all the obligations of Principal under the Equity Pledge Agreement and the Call Option and Cooperation Agreement executed on the date of this Power of Attorney.
Any act taken or document executed by Hangzhou Dianneng or its agent regarding Mijia Technologies shall be regarded as taken or executed by Principal. Principal hereby acknowledges, recognizes and approves any such act taken or document executed by Hangzhou Dianneng or its agent.
The above authorization and entrustment is based on the precondition that the “Agent” is a Chinese citizen and an employee of Hangzhou Dianneng and that the controlling shareholder of Hangzhou Dianneng agrees to such authorization and entrustment. Once the “Agent” no longer holds any position in Hangzhou Dianneng or Hangzhou

Dianneng issues a notice for replacing the “Agent”, Principal will immediately revoke the authorization and entrustment made hereby to the “Agent”, and will designate/authorize another Chinese citizen who is an employee of and designated by Hangzhou Dianneng to act for and on behalf of Principal in exercising the above-mentioned voting power and other rights at the shareholders’ meeting of Mijia Technologies.
Hangzhou Dianneng or the Agent shall cautiously, diligently and legally perform entrusted obligations within the scope of authorization and hold the Principal harmless against all losses / damages (except those resulting from any intentional or material negligence on the part of the Principal) that may arise as a result of such authorization and entrustment, failing which Hangzhou Dianneng or the Agent shall legally bear all the legal liabilities and economic consequences to the Principal and Mijia Technologies.
The valid term of this Power of Attorney is 20 years and will begin on and from the date of execution hereof.
Principal: D
Signature: E
July 1, 2010

Annex

A	B	C	D	E
Tao Song	No. 398 Wensan Road, Xihu District, Hangzhou	Tao Song	Tao Song	/s/ Tao Song

Li Ou	Room 102, No. 11, Block 3 of Shuguang New Estate,	Li Ou	Li Ou	/s/ Li Ou

Xihu District, Hangzhou

Yan Tang	No. 398 Wensan Road, Xihu District, Hangzhou	Yan Tang	Yan Tang	/s/ Yan Tang

Zi Jin	Room 503, No. 1, Block 30 of Pujia New Estate, Jianggan District, Hangzhou	Zi Jin	Zi Jin	/s/ Zi Jin

Guoping Qu	No. 398 Wensan Road, Xihu District, Hangzhou	Guoping Qu	Guoping Qu	/s/ Guoping Qu

Wenjie Wu	No. 398 Wensan Road, Xihu District, Hangzhou	Wenjie Wu	Wenjie Wu	/s/ Wenjie Wu

Zhe Wang	Room 304, No. 2, Block 3 of Hangzhou Steel Dormitory, Dongxin Road, Xiacheng District, Hangzhou	Zhe Wang	Zhe Wang	/s/ Zhe Wang

Qing Yan	Room 243, No. 199 Wensan Road, Xihu District, Hangzhou	Qing Yan	Qing Yan	/s/ Qing Yan

Rui Zeng	No. 398 Wensan Road, Xihu District, Hangzhou	Rui Zeng	Rui Zeng	/s/ Rui Zeng

Wangyan Shao	No. 398 Wensan Road, Xihu District, Hangzhou	Wangyan Shao	Wangyan Shao	/s/ Wangyan Shao